UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2016

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 24, 2016, in furtherance of Liberty Interactive Corporation’s (“Liberty”) previously announced plan to distribute (the “Spin-Off”) to holders of its Liberty Ventures common stock shares of its wholly-owned subsidiary Liberty Expedia Holdings, Inc. (“Expedia Holdings”), Liberty and Expedia Holdings entered into (i) a Transaction Agreement (the “Transaction Agreement”) with John C. Malone (“Malone”), Leslie Malone (“Mrs. Malone” and together with Malone, the “Malone Group”) and Barry Diller (“Diller”) and (ii) a Reimbursement Agreement (the “Reimbursement Agreement”) with Expedia, Inc. (“Expedia”).  The Transaction Agreement facilitates certain arrangements (the “proxy arrangements”) whereby, immediately following the effective time of the Spin-Off until the expiration or termination of such arrangements as provided in the Transaction Agreement, (x) Diller will irrevocably assign to Expedia Holdings the proxy granted to him by Liberty pursuant to the Amended and Restated Stockholders Agreement, dated as of December 20, 2011, by and between Liberty and Diller and which will be assigned to Expedia Holdings in connection with the Spin-Off (the “Stockholders Agreement”), to vote all shares of Expedia’s common stock and Class B common stock (together, the “Expedia Common Shares”) beneficially owned by Expedia Holdings and (y) the Malone Group will grant Diller an irrevocable proxy to vote all shares of Expedia Holdings Series A common stock and Series B common stock beneficially owned by the Malone Group upon completion of the Spin-Off or thereafter, in each case, subject to certain limitations.  The voting of the Expedia Common Shares beneficially owned by Expedia Holdings will be subject to certain terms to be contained in Expedia Holdings’ restated certificate of incorporation and bylaws, an amendment to the Stockholders Agreement and the Transaction Agreement.  Pursuant to the Reimbursement Agreement, Liberty and Expedia Holdings have agreed to reimburse Expedia for specified costs and expenses relating to Expedia’s debt and credit arrangements, which could arise in connection with the Spin-Off and proxy arrangements.

In addition, further details regarding the proxy arrangements are included in Expedia Holdings’ Registration Statement on Form S-1 (File No. 333-210377), filed with the Securities and Exchange Commission on March 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President